Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                            Due Period 6/30/2002
                                                    Determination Date 7/22/2002
                                                     Distribution Date 7/25/2002

I  Available in Certificate Account

Principal collected on Mortgage Loans                             28,591,476.38
All Liquidation Proceeds with respect to Principal                         0.00
Recoveries on previously Liquidated Mortgages
  with respect to Principal                                                0.00
Principal portion of Purchase Price on
  Repurchased Mortgage Loans                                               0.00
Substitution Adjustment with respect to Principal                          0.00
                                                                  -------------
    Principal Distribution Amount                                 28,591,476.38

Interest collected on Mortgage Loans                               7,001,266.82
Interest portion of Purchase Price on
  Repurchased Mortgage Loans                                               0.00
Recoveries on previously Liquidated Mortgages
  with respect to Interest                                                 0.00
Substitution Adjustment with respect to Interest                           0.00
Master Servicer Monthly Advances (net of
  Compensating Interest)                                           1,627,171.29
Reimbursement of previous months Servicer Advances                  -598,124.24
Compensating Interest                                                 25,163.86
Investment Earnings on Certificate Account                            57,640.19
                                                                  -------------

    Interest Remittance Amount                                     8,113,117.92

Amount not Required to be deposited                                        0.00

    Total available in the Certificate Account                    36,704,594.30

II Distributions                                 Per $ 1,000          Amount
                                                 -----------       ------------

1. Aggregate Class AF -1A Distribution           4.58474726        9,246,804.57

2. Aggregate Class AF-1B Distribution            5.53566331        8,409,011.06

3. Aggregate Class A-2 Distribution              3.80833338          257,938.42

4. Aggregate Class A-3 Distribution              4.32500000          296,651.75

5. Aggregate Class A-4 Distribution              4.97500000          249,695.25

6. Aggregate Class A-5 Distribution              5.59166677          174,515.92

7. Aggregate Class A-6 Distribution              5.16666674          244,176.67

8. Aggregate Class A-7 Distribution              0.76063267        9,171,142.35

9. Aggregate Class MF-1 Distribution             5.47500000          195,293.25

10  Aggregate Class MF-2 Distribution            5.88333333          198,209.50

11. Aggregate Class BF Distribution              6.21666654          160,141.33

12. Aggregate Class AV Distribution              2.05588909        7,234,874.60

13. Aggregate Class MV-1 Distribution            2.04611136           27,561.12

14. Aggregate Class MV-2 Distribution            2.48916636           27,082.13

15. Aggregate Class BV Distribution              3.01277778           32,809.15

16. Aggregate Class X-IO Distribution            0.00000000                0.00

17. Aggregate Class R Distribution                                         0.00

18. Aggregate Master Servicer Distribution                           778,687.23
                                                                   ------------

            Total Distributions =                                 36,704,594.30

III Certificate Class Balances                  Factor %              Amount
                                             ------------         --------------

Opening Senior Class A Certificate
  Balances as reported in prior Monthly
  Master Servicer Report for Group I
  Certificates:
      (a)  Class AF-1A                        72.72780982%         79,506,041.69
      (b)  Class AF-1B                        72.72780982%         71,498,709.83
      (c)  Class A-2                         100.00000000%         67,730,000.00
      (d)  Class A-3                         100.00000000%         68,590,000.00
      (e)  Class A-4                         100.00000000%         50,190,000.00
      (f)  Class A-5                         100.00000000%         31,210,000.00
      (g)  Class A-6                         100.00000000%         47,260,000.00
      (h)  Class A-7                          88.02024264%        198,045,545.93
                                                                  --------------
                                                                  614,030,297.45

Opening  Subordinated  Class MF & BF
  Certificate  Balances as reported in
  prior Monthly Master Servicer Report
  for Group I Certificates:
      (a)  Class MF-1                        100.00000000%         35,670,000.00
      (b)  Class MF-2                        100.00000000%         33,690,000.00
      (c)  Class BF                          100.00000000%         25,760,000.00
                                                                   -------------
                                                                   95,120,000.00

Opening Senior Class AV Certificate
  Balances as reported in prior Monthly
  Master Servicer Report for Group II
  Certificates:
      (a)  Class AV                           87.10822423%        149,852,278.15

Opening  Subordinated  Class MV & BV
  Certificate  Balances as reported in
  prior Monthly Master Servicer Report
  for Group II Certificates:
      (b)  Class MV-1                        100.00000000%         13,470,000.00
      (c)  Class MV-2                        100.00000000%         10,880,000.00
      (d)  Class BV                          100.00000000%         10,890,000.00
                                                                  --------------
                                                                  185,092,278.15

IV Principal Distribution Amount

1(a). Basic Principal Amount                               No.        Amount
                                                           ---    -------------
        (a) Stated principal collected                             1,906,155.34
        (b) Principal Prepayments                          293    26,685,321.04
        (c) Liquidation Proceeds                                           0.00
        (d) Repurchased Mortgage Loans                       0             0.00
        (e) Substitution Adjustment related to
              Principal                                                    0.00
        (f) Recoveries on previously Liquidated
              Mortgages with respect to Principal                          0.00
                                                                  -------------

                Total Principal Distribution                      28,591,476.38

1(b). Subordination Increase Amount                                3,953,034.59

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                           Per $ 1,000
                                                           -----------
        1. Class AF-1A                                     83.42473866             9,119,992.43
        2. Class AF-1B                                     83.42473858             8,201,486.05
        3. Class A-2                                        0.00000000                     0.00
        4. Class A-3                                        0.00000000                     0.00
        5. Class A-4                                        0.00000000                     0.00
        6. Class A-5                                        0.00000000                     0.00
        7. Class A-6
           (a) Class A-6 Lockout Percentage                               0.00%
           (b)  Class A-6 Lockout Distribution Amount       0.00000000                     0.00
        8. Class A-7                                       36.64568631             8,245,279.42

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
        1. Class MF-1                                       0.00000000                     0.00
        2. Class MF-2                                       0.00000000                     0.00
        3. Class BF                                         0.00000000                     0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
        1. Class AV                                        40.56125716             6,977,753.07

2(d). Class AV Principal Distribution Amount Group II Certificates:
        1. Class MV-1                                       0.00000000                     0.00
        2. Class MV-2                                       0.00000000                     0.00
        3. Class BV                                         0.00000000                     0.00

2(e). Class M Applied Realized Loss for Group I Certificates:
        1. Class MF-1                                       0.00000000                     0.00
        2. Class MF-2                                       0.00000000                     0.00
        3. Class BF                                         0.00000000                     0.00

2(f). Class B Applied Realized Loss for Group II Certificates:
        1. Class MV-1                                       0.00000000                     0.00
        2. Class MV-2                                       0.00000000                     0.00
        3. Class BV                                         0.00000000                     0.00

                                                    Factor %          Amount
                                                 -------------    --------------

Ending Senior Class A Certificate  Balances
  after  distributions of principal in
  this Monthly Master Servicer Report for
  Group I Certificates:
        (a) Class AF-1A                           64.38533595%     70,386,049.26
        (b) Class AF-1B                           64.38533596%     63,297,223.78
        (c) Class A-2                            100.00000000%     67,730,000.00
        (d) Class A-3                            100.00000000%     68,590,000.00
        (e) Class A-4                            100.00000000%     50,190,000.00
        (f) Class A-5                            100.00000000%     31,210,000.00
        (g) Class A-6                            100.00000000%     47,260,000.00
        (h) Class A-7                             84.35567400%    189,800,266.51
                                                                  --------------
                                                                  588,463,539.55

Ending  Subordinated Class MF & BF Certificate
  Balances after  distributions of principal
  in this Monthly Master Servicer Report
  Group I Certificates:
        (a)  Class MF-1                          100.00000000%     35,670,000.00
        (b)  Class MF-2                          100.00000000%     33,690,000.00
        (c)  Class BF                            100.00000000%     25,760,000.00
                                                                   -------------
                                                                   95,120,000.00

Ending Senior Class AV Certificate  Balances
  after distributions of principal in this
  Monthly Master Servicer Report for
  Group II Certificates:
        (a)  Class AV                             83.05209852%    142,874,525.08

Ending  Subordinated Class MV & BV Certificate
  Balances after  distributions of principal
  in this Monthly Master Servicer Report for
  Group II Certificates:
        (b)  Class MV-1                          100.00000000%     13,470,000.00
        (c)  Class MV-2                          100.00000000%     10,880,000.00
        (d)  Class BV                            100.00000000%     10,890,000.00
                                                                  --------------
                                                                  178,114,525.08

V Interest Distribution Amount

  Fixed Rate Certificates

    (b) Fixed Rate Certificates applicable Pass-Through Rate
          1.  Class AF-1A                             1.98000%
          2.  Class AF-1B                             3.48300%
          3.  Class A-2                               4.57000%
          4.  Class A-3                               5.19000%
          5.  Class A-4                               5.97000%
          6.  Class A-5                               6.71000%
          7.  Class A-6                               6.20000%
          8.  Class A-7                               5.61000%
          9.  Class MF-1                              6.57000%
          10. Class MF-2                              7.06000%
          11. Class BF                                7.46000%

  Variable Rate Certificates

    (b) LIBOR Rate                                    1.84000%

          1. Class AV                                 2.13000%
          2. Class MV-1                               2.54000%
          3. Class MV-2                               3.09000%
          4. Class BV                                 3.74000%

  INTEREST REMITTANCE AMOUNT
     1. Interest collected on Mortgage Loans        7,001,266.82
     2. Interest advanced on Mortgage Loans         1,029,047.05
     3. Compensating Interest on Mortgage Loans        25,163.86
     4. Substitution Adjustment interest                    0.00
     5. Purchase Price interest on repurchased
          accounts                                          0.00
     6. Liquidation Proceeds interest portion               0.00
     7. Recoveries on previously Liquidated
          Mortgages with respect to Interest                0.00
            TOTAL INTEREST REMITTANCE AMOUNT                        8,055,477.73

  Current Interest Requirement

     1. Class AF-1A  @ applicable Pass-Through Rate                   126,812.14
     2. Class AF-1B @ applicable Pass-Through Rate                    207,525.01
     3. Class A-2 @ applicable Pass-Through Rate                      257,938.42
     4. Class A-3 @ applicable Pass-Through Rate                      296,651.75
     5. Class A-4 @ applicable Pass-Through Rate                      249,695.25
     6. Class A-5 @ applicable Pass-Through Rate                      174,515.92
     7. Class A-6 @ applicable Pass-Through Rate                      244,176.67
     8. Class A-7 @ applicable Pass-Through Rate                      925,862.93
     9. Class MF-1 @ applicable Pass-Through Rate                     195,293.25
    10. Class MF-2 @ applicable Pass-Through Rate                     198,209.50
    11. Class BF @ applicable Pass-Through Rate                       160,141.33
    12. Class AV @ applicable Pass-Through Rate                       257,121.53
    13. Class MV-1 @ applicable Pass-Through Rate                      27,561.12
    14. Class MV-2 @ applicable Pass-Through Rate                      27,082.13
    15. Class BV  @ applicable Pass-Through Rate                       32,809.15

  Interest Carry Forward Amount

     1. Class AF-1A                                         0.00
     2. Class AF-1B                                         0.00
     3. Class A-2                                           0.00
     4. Class A-3                                           0.00
     5. Class A-4                                           0.00
     6. Class A-5                                           0.00
     7. Class A-6                                           0.00
     8. Class A-7                                           0.00
     9. Class MF-1                                          0.00
    10. Class MF-2                                          0.00
    11. Class BF                                            0.00
    12. Class AV                                            0.00
    13. Class MV-1                                          0.00
    14. Class MV-2                                          0.00
    15. Class BV                                            0.00
    16. Class X-IO                                          0.00

  Certificates Interest Distribution Amount
                                                   Per $ 1,000
                                                   ------------
     1. Class AF-1A                                 1.16000860        126,812.14
     2. Class AF-1B                                 2.11092473        207,525.01
     3. Class A-2                                   3.80833338        257,938.42
     4. Class A-3                                   4.32500000        296,651.75
     5. Class A-4                                   4.97500000        249,695.25
     6. Class A-5                                   5.59166677        174,515.92
     7. Class A-6                                   5.16666674        244,176.67
     8. Class A-7                                   4.11494636        925,862.93
     9. Class MF-1                                  5.47500000        195,293.25
    10. Class MF-2                                  5.88333333        198,209.50
    11. Class BF                                    6.21666654        160,141.33
    12. Class AV                                    1.49463192        257,121.53
    13. Class MV-1                                  2.04611136         27,561.12
    14. Class MV-2                                  2.48916636         27,082.13
    15. Class BV                                    3.01277778         32,809.15
                                                                    ------------
                                                                    3,381,396.10

VI Credit Enhancement Information

                                                             Group I        Group II             Total
  (a) Senior Enhancement Percentage                           15.22%          21.48%            36.70%

  (b) Overcollateralization Amount:

        1. Opening Overcollateralization Amount        10,837,780.42    4,427,310.91     15,265,091.33
        2. Ending Overcollateralization Amount         12,683,784.02    6,534,341.90     19,218,125.92
        3. Targeted Overcollateralization Amount       12,683,784.02    7,461,499.72     20,145,283.74
        4. Subordination Deficiency                             0.00      927,157.82        927,157.82
        5. Overcollateralization Release Amount                 0.00            0.00              0.00

VII Trigger Information

      1. (a) 60+ Delinquency Percentage                       2.71%        4.77%
         (b) Delinquency Event in effect
               (Group I > 50% or Group II > 40%) ?               NO           NO

      2. (a) Cumulative Loss Percentage                       0.00%        0.00%
         (b) Applicable Loss Percentage for current
               Distribution                                   2.25%        3.25%
         (c) Cumulative Loss Trigger Event in effect             NO           NO


VIII Pool Information                                    No.          Amount
                                                        -----     --------------

       (a) Closing Mortgage Loan Principal Balance:
           1. Fixed Rate                                 9,142    696,267,323.57
           2. Adjustable Rate                            1,847    184,648,866.98

                Total Closing Mortgage Loan
                  Principal Balance:                    10,989    880,916,190.55

       (b) Balloon Mortgage Loans
           1.  Fixed Rate                                  543     39,796,641.96
           2.  Adjustable Rate                               0              0.00

                Total Closing Mortgage Loan
                  Principal Balance:                       543     39,796,641.96

       (c) Weighted Average Mortgage Rate:
           1. Fixed Rate                                                  9.748%
           2. Adjustable Rate                                            10.045%

                Total  Weighted Average
                  Mortgage Rate                                           9.811%

       (d) Weighted Average Net Mortgage Rate:
           1. Fixed Rate                                                  9.253%
           2. Adjustable Rate                                             9.563%

       (e) Weighted Average Remaining Maturity:
           1. Fixed Rate                                                  282.81
           2. Adjustable Rate                                             337.94

       (f) Weighted Average Original Maturity:
           1. Fixed Rate                                                  313.00
           2. Adjustable Rate                                             359.00

IX Delinquency Information                       No.       %          Amount
                                                --------------------------------
   A. Fixed Rate Mortgage Loans:
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts            548      5.37%    37,410,513.40
              2. 60 - 89 Day Accounts            135      1.29%     8,983,049.23
              3. 90+  Day Accounts               184      1.90%    13,245,961.45

        (b) Mortgage Loans - In Foreclosure      83       0.96%     6,706,253.25
        (c) REO Property Accounts                 1       0.01%        78,860.81

  B. Adjustable Rate Mortgage Loans:
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts            166      7.70%    14,217,193.02
              2. 60 - 89 Day Accounts             51      2.12%     3,917,934.80
              3. 90+  Day Accounts                71      3.35%     6,191,179.14

        (b) Mortgage Loans - In Foreclosure       32      1.41%     2,599,213.44
        (c) REO Property Accounts                  2      0.28%       511,536.28

  C. Total For All Mortgage Loans
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts            714      5.86%    51,627,706.42
              2. 60 - 89 Day Accounts            186      1.46%    12,900,984.03
              3. 90+  Day Accounts               255      2.21%    19,437,140.59

       (b)  Mortgage Loans - In Foreclosure      115      1.06%     9,305,466.69
       (c)  REO Property Accounts                  3       0.07%      590,397.09

X Realized Losses                                           No.          Amount
                                                           ----         --------

  1. (a) Gross Realized Losses during the period             0            0.00

     (b) Realized Losses during the period
           1. Group I                                                     0.00
           2. Group II                                                    0.00
                                                                         -----
                Total                                                     0.00

     (c) Cumulative Gross Realized Losses                    0            0.00

     (d) Cumulative Realized Losses
           1. Group I                                                     0.00
           2. Group II                                                    0.00

                Total                                                     0.00

     (e) Cumulative Applied Realized Losses

              i. Class B-4                                                0.00
             ii. Class B-3                                                0.00
            iii. Class B-2                                                0.00
             iv. Class B-1                                                0.00
              v. Class M-2                                                0.00
             vi. Class M-1                                                0.00

XI Miscellaneous Information

   1. (a) Monthly Master Servicer Fee

              i.  Monthly Servicing Fee                              378,961.53
             ii.  Mortgage Fees                                      342,085.51
            iii.  Mortgage Insurance Premium Reimbursement                 0.00
             iv.  Certificate Account Investment Earnings             57,640.19

      (b) Amount of prior unpaid Master Servicing Fees
            paid with this distribution                                    0.00

      (c) Total Master Servicing Fees paid with this
            distribution                                             778,687.23

      (d) Amount of unpaid Master Servicing Fees as
            of this distribution                                           0.00

   2. (a) Opening Master Servicer Advance Balance                  4,988,830.12

      (b) Current Advance (exclusive of Compensating Interest)     1,627,171.29

      (c) Reimbursement of prior Master Servicer Advances           (598,124.24)
                                                                   ------------
      (d)  Ending Master Servicer Advance Balance                  6,017,877.17

   3. Current period Compensating Interest                            25,163.86

   4. (a) Stepdown Date in effect?                            NO
                                                                   -------------